Exhibit 5.1

WILLIAM A. SANKBEIL

ROBERT R. NIX II

MONTE D. JAHNKE

PATRICK McLAIN

CURTIS J. DEROO

MICHAEL D. GIBSON

DANIEL G. BEYER

JAMES R. CASE

GEORGE J. CHRISTOPOULOS

STEPHEN D. McGRAW

KURT R. VILDERS

JAMES R. CAMBRIDGE

THOMAS R. WILLIAMS

EDWARD C. CUTLIP, JR.

MARK M. CUNNINGHAM

MARK J. STASA

JOANNE GEHA SWANSON

ROBERT E. FORREST

ROBERT J. PINEAU

JEFFREY A. BRANTLEY

PATRICK J. HADDAD

RICHARD C. BUSLEPP

ERIC I. LARK

JAMES E. DELINE

DANIEL J. SCHULTE

MICHAEL D. CARROLL

FRED K. HERRMANN

MICHAEL A. SNEYD

K E R R,  R U S  S E L L  A N D  W E B E R,   P L C

ATTORNEYS AND COUNSELORS

ESTABLISHED 1874

DETROIT CENTER

SUITE 2500

500 WOODWARD AVENUE

DETROIT, MICHIGAN 48226-3427

TELEPHONE (313) 961-0200

FACSIMILE (313) 961-0388

HTTP://WWW.KRWLAW.COM

TROY OFFICE

201 W. BIG BEAVER RD., SUITE 260

TROY, MICHIGAN 48084

(248) 740-9820

JOHN D. GATTI

KEVIN T. BLOCK

LARRY L. JUSTICE, JR.

RICARDO J. LARA, JR.

JEAN H. KIM

BRIAN L. NEMES

CHARLES G. CALIO

JASON C. YERT

TIMOTHY P. BLISS

DANIEL P. MICHAEL

DAVID R. JANIS

DAVID J. DEN DOOVEN

ALLISON B. CLEMENTS

P. WARREN HUNT

DANIEL J. FERRIS

MATTHEW L. POWELL

ALEKSANDRA M. DORAN

JONATHAN S. BERG

MICHAEL N. PAPPAS

WILLIAM C. LENTINE

OF COUNSEL

RICHARD D. WEBER

ROBERT A. MARSAC

A. STEWART KERR (1915-1990)

ROBERT G. RUSSELL (1928-1997)

ROY H. CHRISTIANSEN (1932-2000)

March 31, 2011

Board of Directors

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Re:	Quantum Fuel Systems Technologies Worldwide, Inc. Registration Statement on Form S-1 (No. 333-172630) Regarding the Registration of 1,518,737 Shares of Common Stock and 1,153,303 Shares of Common Stock Issuable under Common Stock Purchase Warrants

Ladies and Gentlemen:

We have acted as counsel to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the registration statement on Form S-1 of the Company (No. 333-172630) as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The purpose of the Registration Statement is to register with the Commission under the Act (i) 1,518,737 shares of the Company’s common stock, $0.02 par value per share (the “Issued Shares”) owned by the selling security holders (the “Shareholders”) named in the Registration Statement and which were issued in a private placement which closed on February 18, 2011 (the “Private Placement”), and (ii) 1,153,303 shares of the Company’s common stock, $0.02 par value per share (“Warrant Shares”), issuable upon the exercise of certain Common Stock Purchase Warrants A and Common Stock Purchase Warrants B (collectively the “Warrants”) issued in the Private Placement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

K E R R,  R U S S E L L  A N D  W E B E R,  P L C

Board of Directors

March 31, 2011

In connection with the Registration Statement, we have examined such documents as we believe are necessary to render the opinions set forth below.

In rendering the opinions set forth below, we have made the following assumptions, limitations and qualifications:

a. In conducting our examination, we have assumed, without investigation, (i) the genuineness of all signatures, the correctness of all certificates as to factual matters, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as facsimile, electronic, certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company, (ii) the parties, other than the Company, to executed documents or documents to be executed, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties, (iii) each natural person executing any instrument, document or agreement is legally competent to do so, (iv) all corporate records made available to us by the Company are accurate and complete, (v) the Warrant Shares will be issued as described in the applicable Warrants, and (vi) the recipients of the Warrant Shares will pay and transfer the consideration required by the applicable Warrants.

b. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

c. The opinions herein are rendered as of the effective date of the Registration Statement and we disclaim any undertaking to supplement or update this letter if, after the effective date of the Registration Statement, any subsequent change in the facts stated or assumed herein, the applicable laws or any matters occur or come to our attention that might change the opinions expressed herein.

d. Members of our firm are admitted to the bar in the State of Michigan and we do not express any opinion as to matters governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the effective date of the Registration Statement, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

e. Our opinions herein address only those matters as to which you may have requested our opinion and we disclaim any obligation to provide an opinion on any other matter.

K E R R,  R U S S E L L  A N D  W E B E R,  P L C

Board of Directors

March 31, 2011

f. To the extent that the opinions herein relate to the binding effect or enforceability of any agreement or instrument referred to herein (i) the opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other laws affecting creditors’ rights and remedies generally; and (ii) the enforceability of certain provisions of any such agreement or instrument may be subject to the application of principles of equity, whether in a proceeding at law or in equity.

Based upon and subject to the foregoing and the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Issued Shares are duly authorized, validly issued, fully paid and non-assessable, and (ii) the Warrant Shares have been duly authorized for issuance and upon exercise of the Warrants in accordance with the terms of the Warrants and issuance of the Warrant Shares, will be validly issued, fully paid and nonassessable.

This letter is furnished to you in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Our opinions are limited to the matters expressly set forth in this letter, and no opinion may be inferred or implied beyond those matters.

Respectfully,

KERR, RUSSELL AND WEBER, PLC

/s/ Patrick J. Haddad

Patrick J. Haddad